Exhibit 99.1

Charah Solutions Secures Contract Extension from Exelon to Provide Multi-Site Nuclear Maintenance and Technical Services
Allied Power Division to Continue Providing Maintenance and Modification Services at 12 Sites and 21 Units in Four States
Renewal Extends Existing Contract Through Mid-August 2025, With an Option for an Additional Five-Year Extension
Louisville, KY – August 24, 2020 – Charah Solutions, Inc. (NYSE: CHRA) (the “Company”), a leading provider of environmental and maintenance services to the power generation industry, today announced that its Allied Power division has signed a multi-year contract extension for nuclear maintenance and technical services with Exelon Generation Company, LLC, the largest owner and operator of nuclear plants in the United States and the largest producer of emissions-free energy.
Allied Power will provide maintenance and modification services for twelve (12) Exelon nuclear plants and 21 units in four states as well as fleet wide staff augmentation services through mid-August 2025, with an option for a five-year renewal. Allied Power’s services are designed to support Exelon’s objectives for safe, event-free outage and operational performance at Exelon’s sites in Illinois, Maryland, New York and Pennsylvania.
According to Scott Sewell, Charah Solutions President and CEO, “Charah Solutions is nationally recognized in the power generation industry as a total solutions company, providing top quality service and innovation to meet the evolving and increasingly complex needs of our utility clients. Our Allied Power division provides a broad platform of mission-critical professional, technical and craft services spanning the entire life cycle of the nuclear power generator and we are delighted to extend our relationship with Exelon to meet their nuclear maintenance needs.”
“As one of the largest nuclear maintenance and technical services providers in the country, we are pleased to renew this extensive services contract with the nation’s leader in nuclear power generation and look forward to bringing meaningful value to Exelon and their customers for many years to come,” added Ron McCall, CEO of Allied Power.
Dean Sack, Senior Vice President of Maintenance - Nuclear, added, “This renewal demonstrates the operational excellence of the Allied Power and Exelon alliance relationship. It is a great testament to the quality work that our Nuclear Services team provides.”
ABOUT CHARAH SOLUTIONS
With 30 years of experience, Charah Solutions, Inc. is a leading provider of environmental and maintenance services to the power generation industry, with operations in fossil fuel and nuclear power generation sites across the country. Based in Louisville, Kentucky, Charah Solutions assists utilities with all aspects of managing and recycling ash byproducts generated from the combustion of coal in the production of electricity as well as routine power plant maintenance and outage services for the fossil fuel and nuclear power generation industry. The Company also designs and implements solutions for ash pond management and closure, landfill construction, fly ash and slag sales, and structural fill projects. Charah Solutions is the partner of choice for solving customers’ most complex environmental challenges, and as an industry leader in quality, safety, and compliance, the Company is committed to reducing greenhouse gas emissions for a cleaner energy future. For more information, please visit www.charah.com.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact
Roger Shannon, Chief Financial Officer and Treasurer
Charah Solutions, Inc.
ir@charah.com
(502) 245-1353

Media Contact
Keaton Price
PriceWeber Marketing
media@charah.com
(502) 593-4692